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                   EXCLUSIVE LICENSE AGREEMENT FOR PATENTED
                         CONSUMER HAIR REMOVAL PRODUCTS


     This Agreement effective Dec 5, 1995 by and between CLASSY LADY BY MEHL OF PUERTO RICO, INC. (hereinafter "CLASSY LADY"), a corporation of the Commonwealth of Puerto Rico, having its principal place of business located at Miramar Street, Suite 8A, San Juan, Puerto Rico 00907-3224, and THOMAS L. MEHL, SR. (hereinafter "MEHL") of 1015 Route 1, Highway 337, Newberry Florida 32669, is as follows:

                                    RECITALS

     WHEREAS, CLASSY LADY is interested in obtaining an exclusive license to manage, develop, manufacture, market, use, and sell the new consumer radio frequency hair removal tweezers device (hereinafter the "Patented RF Patented Tweezers") invented by MEHL and for which MEHL has received letter of United States Patent Number 5,049,149 on September 17, 1991, and for which MEHL filed for worldwide foreign license under 35 U.S.C. ss.184; and

     WHEREAS, CLASSY LADY is also interested in obtaining an exclusive license to manage, develop, manufacture, market, use, and sell a new consumer hair removal conductive solution (hereinafter the "Patented Conductive Solution") which MEHL received letters of United States Patent No.: 5,364,394 on November 15, 1994; and

     WHEREAS, CLASSY LADY is interested in obtaining an exclusive license to manage, develop, manufacture, market, use and sell a new method and system for permanent removal of multiple hairs

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(hereinafter the "Multiple Hair Removal System Products") invented by THOMAS L.
MEHL, SR. (hereinafter "MEHL"), and for which MEHL has received letters of United States Patent No.: 5,470,332 on November 28, 1995, and for which MEHL has also filed for worldwide foreign license under 35 U.S.C. ss.184; and

     WHEREAS, MEHL is interested in granting CLASSY LADY an exclusive license to manage, develop, manufacture, market, use, and sell MEHL's new consumer radio frequency hair removal device ("Patented RF Tweezers") for which MEHL has received letter of United States Patent Number 5,049,149 on September 17, 1991, and applied for which MEHL filed for worldwide foreign license under 35 U.S.C. ss. 184; and any renewals or amendments thereto; and

     WHEREAS, MEHL is also interested in granting CLASSY LADY an exclusive license to manage, develop, manufacture, market, use, and sell MEHL's new consumer hair removal conductive solution ("Patented Conductive Solution") for which MEHL received letters of United States Patent No.: 5,364,394 on November 15, 1994; and

     WHEREAS, MEHL is interested in granting CLASSY LADY an exclusive license to manage, develop, manufacture, market, use, and sell MEHL's new method and system for permanent removal of multiple hairs (hereinafter the "Multiple Hair Removal System Products") invented by THOMAS L. MEHL, SR. (hereinafter "MEHL"), and for which MEHL has received letters of United States Patent No.: 5,470,332 on November 28, 1995, and for which MEHL has also filed for worldwide foreign license under 35 U.S.C. ss.184; and

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     NOW THEREFORE, with respect the foregoing and for the mutual promises hereinafter set forth, the parties to this Agreement, CLASSY LADY and MEHL, acknowledge that they have entered into a binding and valid contract for which their mutual promises provide full and adequate consideration, wherein they agree as follows:

                                    ARTICLE I

          GRANT OF EXCLUSIVE PATENT LICENSE FOR THREE PATENTED PRODUCTS

     1. MEHL'S NEW CONSUMER RADIO FREQUENCY HAIR REMOVAL DEVICE:

     MEHL has developed a new consumer radio frequency hair removal device ("Patented RF Tweezers") as shown and described in the United States Patent received letter of United States Patent Number 5,049,149 on September 17, 1991, and which MEHL believes will provide for a substantially better consumer device for the removal of unwanted hair, and for which MEHL is willing to grant, and does hereby grant to CLASSY LADY the exclusive right to manage, develop, make, market, use, and sell, this invention both in the United States, and in all foreign countries worldwide, and in return CLASSY LADY agrees to pay MEHL for such license a royalty for each Patented RF Tweezers sold by CLASSY LADY in the United States and worldwide in accordance with the provisions contained herein.

     2. MEHL'S NEW CONSUMER HAIR REMOVAL CONDUCTIVE SOLUTION: MEHL has developed a new consumer hair removal conductive solution ("Patented Conductive Solution") for which MEHL received letters of United States Patent No.: 5,364,394 on November 15,

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1994, and which MEHL believes will provide for a substantially better conductivity when used in conjunction with the Patented RF Tweezers for the removal of unwanted hair, and for which MEHL is willing to grant, and does hereby grant to CLASSY LADY the exclusive right to manage, develop, make, market, use, and sell, this invention both in the United States, and in all foreign countries worldwide, and in return CLASSY LADY agrees to pay MEHL for such license a royalty for each Patented Conductive Solution sold by CLASSY LADY in the United States and worldwide in accordance with the provisions contained herein.

     3. MEHL's NEW MULTIPLE HAIR REMOVAL SYSTEM PRODUCTS: MEHL has developed a new method and system for permanent removal of multiple hairs ("Multiple Hair Removal System products") and for which MEHL has received letters of United States Patent No.: 5,470,332 on November 28, 1995, and for which MEHL has also filed for worldwide foreign license under 35 U.S.C. ss.184, and which MEHL believes will provide for substantially better consumer devices for the removal of unwanted multiple hairs, and for which MEHL is willing to grant, and does hereby grant to CLASSY LADY the exclusive right to manage, develop, make, market, use, and sell, this invention both in the United States, and in all foreign countries worldwide, and in return CLASSY LADY agrees to pay MEHL for such license a royalty for each Multiple Hair Removal System Product sold by CLASSY LADY in the United States and worldwide in accordance with the provisions contained herein.

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     4. In consideration of receiving the exclusive worldwide rights to manage, develop, make, market, use, and sell MEHL's Patented RF Tweezers, Patented Conductive Solution and Multiple Hair Removal System Products, CLASSY LADY agrees to: (1) issue MEHL 4,275 shares of no par value common stock in CLASSY LADY and (2) pay MEHL a royalty as defined below in Article II.

                                   ARTICLE II

                               ROYALTY CALCULATION

     1. ROYALTY PAYMENTS: CLASSY LADY will pay MEHL for such exclusive license a royalty of five percent (5%) of the wholesale price on each Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System
Products sold directly by CLASSY LADY or by its marketer or distributor worldwide, which uses any of MEHL's inventions for which he has received or filed for patent protection in the United States, and under any worldwide foreign license under 35 U.S.C. ss.184.

     2. RETURNS: For the purpose of computing the royalties due MEHL, Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products sold will not include those which are not sold by CLASSY LADY, but replaced free of charge to the consumer . Similarly, any Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products which shal1 be returned to CLASSY LADY by the consumer for a refund will not be considered as a sold item for royalty computation purposes. However, CLASSY LADY shall pay MEHL a royalty on each Patented RF Tweezers, Patented Conductive


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Solution, and Multiple Hair Removal System Products which is not replaced free of charge or refunded to the consumer.

     4. MINIMUM ANNUAL ROYALTY: CLASSY LADY agrees to pay MEHL a guaranteed minimum annual royalty of Fifty Thousand Dollars ($50,000.00). In the event that MEHL' royalties received from the net sales, including any sublicense, in any annual period are less than $50,000.00, CLASSY LADY shall have the right to advance to MEHL such amount necessary to meet said annual minimum royalty.

                                   ARTICLE III

                                ROYALTY PAYMENTS

     1. RECORDS: CLASSY LADY shall keep a separate and a set of books provided for the purpose of illustrating the basis upon which the payments set forth above are to be determined, such books to be examined by an auditor or an accountant, authorized and paid by MEHL, and no more than two (2) times during the course of a given year at any reasonable time during normal business hours, such examination to be made only after three days notice, and to the extent necessary to verify the statements and payments due under this Agreement.

     2. REPORTS AND PAYMENTS: CLASSY LADY will furnish MEHL with a written statement setting forth the total number of Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products sold, for each calendar month, and the total dollar amount of royalty payable with respect thereto, accompanied by a check for such amount, which shall be due on the

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fifteenth (15th) day of the following month at the address of MEHL set forth above or any other such address as MEHL may request in writing. The statement shall set forth the total number of Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products, the respective royalties due on each and a total royalty figure payable less any deductions provided for by this Agreement.

     3. PERCENTAGE PAYMENTS: With respect to payment of royalties to MEHL under this Agreement, Dr. Nardo Zaias, M.D., 1015 W. 47th Ct., Miami Beach, Florida 33140 and the firm of Shlesinger, Arkwright & Garvey, 3000 South Eads Street, Arlington, Virginia 22202 are also each to directly receive a copy of the monthly royalty statements, such statements to correspond to the statements given to MEHL, together with their percentage payments which are to be deducted from the royalty payments due MEHL under this Agreement.

     As to these percentage payments, Dr. Nardo Zaias is to be paid directly 25% of all such royalty payments due MEHL, and Shlesinger, Arkwright & Garvey are to be paid 10% of all royalty payments due MEHL, such amount to be deducted from the royalty made to MEHL by CLASSY LADY. Percentage payments shall continue to be made to Dr. Nardo Zaias until such time as CLASSY LADY receives written notification from Dr. Nardo Zaias that MEHL is no longer obligated to pay him the respective percentage of royalties due MEHL under this Agreement. Percentage payments shall continue to be made by CLASSY LADY to Shlesinger, Arkwright

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& Garvey only until such time their aforementioned 10% payments reaches the sum of ONE MILLION DOLLARS ($1,000,000.00) after which MEHL shall receive this percentage.

                                   ARTICLE IV

                                  BEST EFFORTS

     1. CLASSY LADY shall use its best efforts to manage, develop, make, manufacture, market, use, and sell MEHL's Patented RF Tweezers, Patented Conductive Solution and Multiple Hair Removal System products in the United States and worldwide wherever MEHL has received or applied for patent protection.

     2. CLASSY LADY shall be solely responsible for quality control but agrees to use its best efforts to minimize the number of products or units returned for defects or poor quality.

     3. CLASSY LADY shall commit to use its best efforts to:

          (a) have the Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products into commercialization outside the United States within twelve (12) months from the date of this Agreement.

          (b) file for approval with the Food and Drug Administration ("FDA") for permission to market the Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products in the United States.

     4. In the event that CLASSY LADY fails to use its best efforts to bring MEHL's Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products to market outside the United States, or file for FDA approval in the United

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States, within twelve (12) months from the date of this Agreement, MEHL retains the right to terminate the exclusive license upon thirty (30) days written notice to CLASSY LADY.

     5. CLASSY LADY shall use its best efforts to protect MEHL's Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products from infringements both in the United States and in all foreign countries worldwide wherever MEHL has received or applied for patent protection.

                                    ARTICLE V

                              SUBLICENSE AGREEMENTS

     l. CLASSY LADY shall have the right to sublicense its rights under this Agreement to a sublicensee upon thirty (30) days written notification to MEHL.

     2. In the event that CLASSY LADY sublicenses its exclusive right on any of the United States or worldwide patents under this Agreement, MEHL shall be compensated by CLASSY LADY in the same manner as provided in this Agreement.

                                   ARTICLE VI

                               PATENT INFRINGEMENT

     1. COSTS: CLASSY LADY shall be solely responsible for the payment of all costs and legal expenses in pursuing any action to recover damages for infringement of MEHL's Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products in the United States and in those foreign countries worldwide wherever MEHL has received or applied for patent protection.


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     2. INFRINGEMENT RECOVERY: CLASSY LADY shall, to the extent that it is successful in recovering damages for infringement, pay MEHL a royalty from the net proceeds for such recovery, on a per unit basis as provided in this Agreement.

                                   ARTICLE VII

                     PATENT FILING FEES AND RELATED EXPENSES

     1. CLASSY LADY shall hereafter be solely responsible for paying all patent filing fees and related expenses for securing patent protection on MEHL's Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products in the United States and in all foreign countries worldwide in which MEHL has received or applied for patent protection. Such payment of filing fees and related expenses shall not be construed to grant CLASSY LADY any other rights than granted herein under the terms of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     1. TERM: Unless sooner terminated in accordance with any other provisions hereof, this Agreement shall continue in force and effect until the expiration of the Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products. Where royalties are payable under a particular patent right which expires prior to such date, these royalties will end at the expiration date of such patent right.

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     2. MARKING: Products marketed under an applicable patent shall bear the proper legal notice with respect to the patent under which the same is made and licensed.

     3. BANKRUPTCY: In the event of any adjudication of bankruptcy, appointment of receiver by a court of competent jurisdiction, the voluntary dissolution of CLASSY LADY, or any assignment for the benefit of creditors, this Agreement shall thereupon forthwith terminate and no longer be of any further force and effect, and all intellectual property pertaining to the Patented RF Tweezers, Patented Conductive Solution, and Multiple Hair Removal System Products, including but not limited to any documents, drawings, photographs, computer information, specifications, technical know-how, tangible matter, or other physical embodiments thereof, shall belong to MEHL.

     4. APPLICABLE LAW: This Agreement shall be governed by, construed under and enforced in accordance with the substantive laws of the Commonwealth of Puerto Rico.

     5. HEADINGS: The heading of the Articles, sections and paragraphs herein are intended merely to facilitate reference and shall have no bearing upon the interpretation of any of the provisions of this Agreement.

     6. ARBITRATION: The parties hereto agree to submit all disputes arising out of the interpretation of this Agreement to binding arbitration. Such arbitration will be in San Juan, Puerto Rico, before a panel of three (3) Arbitrators certified by the American Arbitration Association and conducted under its rules,


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with any decision thereunder to be final and nonappealable.

     7. PREVAILING PARTY: The prevailing party in any arbitration or litigation arising with respect to interpretation, performance, or enforcement of this Agreement, shall recover all costs and a reasonable attorney fee, including attorney's fees for services rendered on appeal.

     8. ASSIGNMENT:

          (a) This Agreement and the licenses granted on any patents with respect thereto shall inure to the benefit of each of the parties hereto and binding on their successors or assigns.

          (b) This Agreement may be assigned and licensed to a controlled or controlling affiliate or subsidiary, but is not assignable without mutual consent between the parties, or of their heirs or assigns, but such consent cannot be unreasonably withheld.

          (c) MEHL may assign his interest in any royalties granted under this Agreement.

     9. NOTICES: All notices, requests, demands or other communications to or from the respective parties required or permitted to be given hereunder shall be in writing and shall be deemed to have been when delivered in person or sent by first class, registered or certified mail, return receipt requested, postage and registration or certification fees prepaid, or sent by a reliable overnight delivery service providing a receipt evidencing such delivery, to the recipient at its address given above or at such other address as hereafter shall be furnished by

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a notice sent in like manner by such addressee to the other.

     10. SEVERABILITY: Every provision of this Agreement is intended to be severable, and, if any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

     11. NO WAIVER: No modification, limitation, waiver, termination, rescission, discharge or cancellation of this Agreement or any provision thereof shall be binding on the party unless in writing and signed by all parties.

     12 . FORCE MAJEURE:

          (a) The parties to this Agreement shall not be considered to be in default of any obligation of a party to make payment of amounts due to the other party, if the failure of performance shall be due to a Force Majeure, including but not limited to drought, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, sabotage, strike or labor difficulty, accident or curtailment of supply or equipment or replacement equipment, inability to obtain and maintain right-of-way, permits, licenses, and other required authorizations from any local, state or federal agency or person for any of the facilities or equipment necessary to provide or receive service hereunder, and restraint by court or public authority.

          (b) If any party is affected by a Force Majeure event, such party shall give fifteen (15) days notice to the other party stating the nature of the event, its anticipated duration and any


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action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is required and the nonperforming party shall use its best efforts to remedy its inability to perform. The obligation to pay money in a timely manner is absolute and shall not be subject to the Force Majeure provisions, except to the extent prohibited by governmental rule or regulation.

     13. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral and written, of the parties concerning the subject matter hereof; and,

     14. EXECUTION IN COUNTERPARTS: The Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be the original, but all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals:


/S/ Thomas L. Mehl, President
- ----------------------------------------
CLASSY LADY BY MEHL OF PUERTO RICO, INC.


/s/ Thomas L. Mehl, Inventor
- ----------------------------------------
THOMAS L. MEHL, SR., INVENTOR


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     On behalf of CLASSY LADY BY MEHL OF PUERTO RICO, INC., THOMAS L. MEHL SR.,
as President, does hereby accept the foregoing Agreement on behalf of CLASSY LADY BY MEHL OF PUERTO RICO, INC .



/s/ Thomas L. Mehl, Sr.
- ----------------------------------------
THOMAS L. MEHL, SR., as President
CLASSY LADY BY MEHL OF PUERTO RICO, INC.